UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 8, 2012

CEREPLAST, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34689	91-2154289
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 N. Continental, Suite 100, El Segundo California 90245

(Address of principal executive offices) (Zip Code)

310-615-1900

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Following the entry by Cereplast, Inc. (the “Company”) on June 1, 2012, into Exchange Agreements and Forbearance Agreements with certain of the holders of the Company’s 7% Senior Subordinated Convertible Notes due 2016 (the “Notes”) issued pursuant to the Indenture dated as of May 24, 2011 (the “Indenture”), by and among the Company and Wells Fargo Bank, National Association, as Trustee, the Company entered into a subsequent similar Exchange Agreement with certain of the holders of the Company’s 7% Senior Subordinated Convertible Notes due 2016 (the “Notes”) to exchange an additional $1,500,000 in Notes and accrued interest.

Pursuant to the terms of the Exchange Agreement entered into with the holders, each holder agreed to convert their Notes and accrued interest into shares at an exchange rate of one share of the Company’s common stock for each $1.00 amount of the Note and accrued interest exchanged.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit Number	Description

10.1	Form of Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 9, 2012

CEREPLAST, INC.

/s/ Frederic Scheer
Frederic Scheer
Chief Executive Officer